SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  May 19, 2003

                             Watts Industries, Inc.
             (Exact name of Registrant as specified in its charter)

          Delaware                    1-11499                    04-2916536
(State or other jurisdiction      (Commission File            (I.R.S. Employer
      of incorporation)                Number)             Identification No.)

                               815 Chestnut Street
                             North Andover, MA 01845
              (Address of principal executive offices and zip code)

               Registrant's telephone number, including area code:
                                 (978) 688-1811
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ITEM 5. Other Events and Required FD Disclosure

        On May 19, 2003, Timothy P. Horne, a member of the Board of Directors of Watts Industries, Inc. (the "Company"), the controlling stockholder of the Company, and its former Chief Executive Officer, President and Chairman, established three pre-arranged plans to sell shares of class A common stock, par value $.10 per share, of the Company ("Class A Common Stock") in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934. Mr. Horne's plans provide that over a six month period, up to 239,611 shares of Class A Common Stock may be sold.

        Mr. Horne also instituted 10b5-1 trading plans in his capacity as trustee of certain trusts for the benefit of Horne family members, which provide in the aggregate for the sale of up to 180,000 shares of Class A Common Stock over a six month period.

        Rule 10b5-1 permits insiders to implement a written plan to sell stock when they are not aware of material non-public information and continue to sell shares in accordance with the predetermined plan, even if they subsequently become aware of such information.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         WATTS INDUSTRIES, INC.


Date: May 19, 2003                       By: /s/ William C. McCartney
                                             ---------------------------------
                                             William C. McCartney
                                             Chief Financial Officer